Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [                    ], 2010 by and among R.H. Donnelley Corporation, a Delaware corporation (the “Company”), and each Eligible Holder. Capitalized terms used but not otherwise defined herein are defined in Section 13.
          WHEREAS, the Company and all of its subsidiaries are parties to a Joint Plan of Reorganization, dated as of October 21, 2009, filed in the U.S. Bankruptcy Court for the District of Delaware, case no. 09-11833 (jointly administered) under the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Plan”);
          WHEREAS, the Company has agreed, upon the terms and subject to the conditions of the Plan, to issue (i) to holders of the unsecured notes of the Company and its subsidiaries (the “Noteholders”) up to 50,000,000 shares of the Company’s Common Stock and (ii) to holders of the 5 7/8% Senior Notes due 2011 and 8 1/2% Senior Notes due 2010 of Dex Media West LLC, a subsidiary of the Company, new unsecured notes issued by the Company in an initial aggregate principal amount of $300 million (including any such notes issued as payment-in-kind interest, the “New Notes” and, together with the Common Stock, the “Securities”); and
          WHEREAS, the Company has agreed, pursuant to the terms and subject to the conditions of the Plan, to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the Securities.
          NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
          1. Demand Registrations.
               (a) Requests for Registration. At any time beginning six (6) months after the Effective Date, any Eligible Holder may request (a “Demand Request”) registrations of Underwritten Offerings under the Securities Act of (i) its Common Registrable Securities if the total offering price of the Common Registrable Securities to be sold in such offering (before deduction for underwriting discounts) exceeds $20 million or (ii) its Note Registrable Securities if the aggregate principal amount of the Notes Registrable Securities to be sold in such offering (before deduction for underwriting discounts) exceeds $30 million (each of (i) and (ii), a “Demand Registration”). Any Demand Registration shall be on Form S-3 or any similar short-form registration (“Short-Form Registrations”), if available, and on Form S-1 or any similar long-form registration if the Company is ineligible to use a Short-Form Registration. A Demand Request may be a demand for Shelf Registration (effected pursuant to Section 1(c)) if the Company does not, at the time of such Demand Registration in accordance with this Section 1(a), have an effective Shelf Registration on file with the Commission.
               (b) Demand Notices. All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Notice”). Each Demand Notice shall specify the approximate amount of Registrable Securities requested to be registered and the expected price range (net of underwriting discounts and commissions) acceptable to the Eligible

Holders making the demand. Within five (5) business days after receipt of any Demand Notice, the Company shall give written notice of such requested registration to all other Eligible Holders of the applicable Registrable Securities (the “Company Notice”) and, subject to the provisions of Section 1(c), shall include in such registration all Common Registrable Securities (in the case of a Demand Request regarding Common Registrable Securities) or Notes Registrable Securities (in the case of a Demand Request with respect to Notes Registrable Securities) with respect to which the Company has received written requests for inclusion therein from the Eligible Holders within twenty (20) days after sending the Company Notice.
               (c) Shelf Registration.
                    (i) As soon as practicable, but in no event later than 30 days, following the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company shall file a Shelf Registration Statement covering the resale of the Registrable Securities held by Eligible Holders on a delayed or continuous basis. The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to become effective within seventy-five (75) days after such filing. If the Company is eligible to file the Shelf Registration Statement on Form S-3 (“Form S-3 Shelf”), it shall file on Form S-3; if not, the Company shall file the Shelf Registration Statement on Form S-1 (the “Form S-1 Shelf”) and, together with the Form S-3 Shelf, the “Shelf”). If the Company shall file a Form S-1 Shelf, the Company shall convert the Form S-1 Shelf to a Form S-3 Shelf after the Company is eligible to use Form S-3. The Company shall use its commercially reasonable efforts to keep the Shelf continuously effective (subject to any Shelf Suspension Period) in order to permit the Prospectus forming part thereof to be usable by Eligible Holders until all Registrable Securities covered by the Shelf have been sold pursuant to the Shelf or cease to be outstanding.
                    (ii) The Company may amend the Shelf from time to time to include other securities issued by the Company or its subsidiaries, whether or not such securities are, at such time, Registrable Securities.
                    (iii) Notwithstanding anything herein to the contrary, no Eligible Holder may include any of its Registrable Securities in a sale covered by the Shelf unless the Eligible Holder provides to the Company a fully completed notice and questionnaire in substantially the form set forth in Exhibit A hereto (the “Questionnaire”) and such other information in writing as is customary and as may reasonably be requested by the Company in connection with the filing of, and any sales of Registrable Securities under, the Shelf. The Company shall not be required to amend a Shelf (or the related Prospectus) to add or change the disclosure regarding selling securityholders (x) more than once in any rolling 30-day period or (y) during a Shelf Suspension Period, but shall take such actions to so amend a Shelf (or Related Prospectus) promptly after the expiration of such period.
                    (iv) Notwithstanding anything herein to the contrary, but subject to the limitation set forth in the next succeeding paragraph, the Company shall be entitled to suspend its obligation to file any Shelf Registration Statement, file any amendment to the Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the Commission, cause the Shelf Registration

Statement or other filing with the Commission to become or remain effective or take any similar action (collectively, “Shelf Registration Actions”) upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement would, in the good faith determination of the Company, reasonably be expected to or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related Prospectus would, in the good faith determination of the Company, reasonably be expected to or shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Company determining, in its reasonable discretion and in good faith, that (x) the occurrence or pendency of any corporate development, including any financing, offering, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its direct or indirect subsidiaries, or (y) the Company possesses material nonpublic information the disclosure of which would reasonably be expected to have a material adverse effect on any proposal or plan of the Company or any of its direct or indirect subsidiaries (clause (x) and (y), collectively, a “Valid Business Reason”) that in any case makes it appropriate to postpone or suspend the availability of the Shelf Registration Statement and the related Prospectus; provided, however, that the Company shall not register any securities for its own account or that of any other stockholder during such period of postponement or suspension; provided, further, that the Company shall restrict the trading of the Company’s securities by the Company’s directors and executive officers during such period of postponement or suspension. Upon the occurrence of any of the conditions described in (A), (B) or (C) above, the Company shall give prompt notice of the Valid Business Reason (a “Shelf Suspension Notice”) to the Eligible Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Eligible Holders and shall promptly proceed with all Shelf Registration Actions that were postponed or suspended pursuant to this paragraph.
          The Company may only suspend Shelf Registration Actions pursuant to the preceding paragraph for one or more periods (each, a “Shelf Suspension Period”) not exceed more than ninety (90) consecutive days or more than one-hundred eighty (180) days in the aggregate in any twelve-month period. Each Shelf Suspension Period shall be deemed to begin on the date the relevant Shelf Suspension Notice is given to the Eligible Holders and shall be deemed to end on the earlier to occur of (i) the date on which the Company gives the Eligible Holders a notice that the Shelf Suspension Period has terminated and (ii) the date on which the number of days during which a Shelf Suspension Period has been in effect exceeds, in the aggregate, one-hundred eighty (180) days in any twelve-month period.
               (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Common Registrable Securities or Notes Registrable Securities without the prior written consent of the holders of a majority of the Common Registrable Securities or Notes Registrable Securities, as the case may be, initially requesting registration and included in such Demand Registration. In a Demand Registration Underwritten Offering where the managing underwriters advise the Company in writing that, after consultation with the holders of a majority of the Registrable Securities initially requesting registration, the amount of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the amount of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration the amount of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such registration, which in the reasonable discretion of such underwriter, can be sold in an orderly manner within the price range of such offering, pro rata among the respective Eligible Holders of such Registrable Securities based upon the percentage of such Eligible Holder’s Registrable Securities included in such Underwritten Offering, and (ii) second, other securities requested to be included in such registration to the extent permitted hereunder.
               (e) Restrictions on Registrations.
                    (i) The Company shall not be obligated to effect any Demand Registration (x) within one-hundred fifty (150) days after the effective date of a previous Demand Registration with respect to with respect to the same class of Registrable Securities, or a previous registration in which the holders of Registrable Securities exercised piggyback rights pursuant to Section 2 with respect to the same class of Registrable Securities, or (y) which does not involve a total offering price of Common Registrable Securities (before deduction for underwriting discounts) of at least $20 million or which does not involve an aggregate principal amount of Notes Registrable Securities (before deduction for underwriting discounts) of at least $30 million. In addition, the Company shall not be obligated to effect any Demand Registration during the period starting with the date that is sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date that is one-hundred eighty (180) days after the effective date of, a Company initiated underwritten primary registration with respect to the same class of Registrable Securities, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such underwritten primary registration to become effective. In the event of any such suspension or delay, the holders of Registrable Securities initially requesting a Demand Registration that is suspended or delayed by operation of this Section 1(e)(i) shall be entitled to withdraw such request and, if such request is withdrawn, the Company shall pay all Registration Expenses in connection with such registration.
                    (ii) Notwithstanding anything to the contrary contained in this Agreement, but subject to the limitation set forth in the next succeeding paragraph, the Company shall be entitled to suspend its obligation to file any Registration Statement in connection with a Demand Registration, file any amendment to such a Registration Statement, furnish any supplement or amendment to a Prospectus included in such a Registration Statement, make any other filing with the Commission, cause the such a Registration Statement or other filing with the Commission to become or remain effective or take any similar action (collectively, “Demand Registration Actions”) upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement in connection with a Demand Registration or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which the Registration Statement in connection with a Demand Registration would, in the good faith determination of the Company, reasonably be expected to or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related Prospectus would, in the good faith determination of the Company, reasonably be expected to or shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Company determining, in its reasonable discretion and in good faith, that a Valid Business Reason makes it appropriate to postpone or suspend the availability of the Registration Statement in connection with a Demand Registration and the related Prospectus; provided, however, that the Company shall not register any securities for its own account or that of any other stockholder during such period of postponement or suspension; provided, further, that the Company shall restrict the trading of the Company’s securities by the Company’s directors and executive officers during such period of postponement or suspension. Upon the occurrence of any of the conditions described in (A), (B) or (C) above, the Company shall give prompt notice (a “Demand Suspension Notice”) thereof to the Eligible Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Eligible Holders and shall promptly proceed with all Demand Registration Actions that were postponed or suspended pursuant to this paragraph.
          The Company may only suspend Demand Registration Actions pursuant to the preceding paragraph for one or more periods (each, a “Demand Suspension Period”) not exceed more than ninety (90) consecutive days or more than one-hundred eighty (180) days in the aggregate in any twelve-month period. Each Demand Suspension Period shall be deemed to begin on the date the relevant Demand Suspension Notice is given to the Eligible Holders and shall be deemed to end on the earlier to occur of (i) the date on which the Company gives the Eligible Holders a notice that the Demand Suspension Period has terminated and (ii) the date on which the number of days during which a Demand Suspension Period has been in effect exceeds, in the aggregate, one-hundred eighty (180) days in any twelve-month period. If the Company shall so postpone or suspend the filing of a Registration Statement in connection with a Demand Registration hereunder, the Eligible Holders of Registrable Securities shall (A) have the right, in the case of a postponement of the filing or effectiveness of such a Registration Statement, upon the affirmative vote of holders of not less than a majority of the Registrable Securities initially requesting such Demand Registration, to withdraw the request for registration by giving written notice to the Company within ten (10) days after receipt of such notice (and, if such request is withdrawn, the Company shall pay all Registration Expenses in connection with such registration), or (B) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.
               (f) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Registration Statement pursuant to this Section 1 (but not any Piggyback Registration) shall have the right to select the investment banker(s) and manager(s) to administer any Underwritten Offering thereunder (which shall consist of one (1) or more reputable nationally recognized investment banks), subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed).

               (g) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company and to the extent that the Company grants registration rights to any other Person with respect to any securities of the Company which are superior to the registration rights granted herein, the Company shall also grant rights comparable in all material respects to such superior rights to each Eligible Holder.
               (h) Cancellation of Registration. The holders of a majority of the Registrable Securities participating in a Demand Registration shall have the right to cancel such proposed Demand Registration pursuant to this Section 1 when, (i) in their reasonable discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such registration or (ii) the request for cancellation is based upon, in the reasonable determination of such holders, material adverse information relating to the Company that is different from the information known to such holders at the time of the Demand Request.
               (i) Company Obligations. Notwithstanding anything to the contrary in this Agreement, the Company shall not be in breach of, or failed to comply with, any obligation under this Agreement where the Company acts or omits to take any action (i) in order to comply with applicable law, any interpretation of the staff of the Commission or any order or decree of any court or governmental agency or (ii) in good faith for a Valid Business Reason.
          2. Piggyback Registrations.
               (a) Right to Piggyback. Other than as contemplated by Section 1(c), whenever the Company proposes to register any of its securities, or proposes to offer any of its registered securities pursuant to a Shelf Registration Statement (a “Shelf Takedown”), under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all Eligible Holders of Registrable Securities of its intention to effect such a registration or Shelf Takedown, as applicable (which notice shall be given not less than twenty (20) days prior to the expected effective date of the Piggyback Registration), and shall, subject to the provisions of Section 2(b) and Section 2(c) , include in such registration or Shelf Takedown, as applicable, all Registrable Securities of Eligible Holders of the same class of Registrable Securities subject to the Shelf Takedown with respect to which the Company has received written requests for inclusion therein within twenty (20) days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, the Company may, in its sole discretion, determine not to proceed with a registration or Shelf Takedown which is the subject of such notice, provided that prompt notice of such determination is provided to all Eligible Holders of Registrable Securities of the same class subject to the registration or Shelf Takedown, as the case may be. For the avoidance of doubt, no holder of Registrable Securities shall have any rights with respect to any Registration Statement filed by the Company on Form S-8, Form S-4 (or any successor form).
               (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their reasonable discretion, the amount of securities requested to be sold pursuant to such Piggyback Registration exceeds the amount which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Registration the amount of securities which can be so sold in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Registration, pro rata among the respective Eligible Holders based upon the percentage of such Eligible Holder’s Registrable Securities requested to be included therein and (iii) third, other securities requested to be included in such Piggyback Registration.
               (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such Piggyback Registration, the Company shall include in such Piggyback Registration the amount which can be so sold in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such Piggyback Registration and the Registrable Securities requested to be included in such Piggyback Registration, pro rata among the holders of any such securities on the basis of the amount of securities so requested to be included therein owned by each such holder, and (ii) second, any other securities requested to be included in such Piggyback Registration.
               (d) Selection of Underwriters. Other than as contemplated by Section 1(c), if any Piggyback Registration is a primary Underwritten Offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering.
               (e) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 1(a) or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8, Form S-4 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 120 days has elapsed from the effective date of such previous registration.
               (f) No Impact on Demand Registration. No registration pursuant to this Section 2 shall relieve the Company of its obligation to register Registrable Securities pursuant to a Demand Request, as contemplated by Section 1. The rights to Piggyback Registration may be exercised by Eligible Holders on an unlimited number of occasions.
          3. Holdback Agreements.
               (a) Holders of Registrable Securities. Each Eligible Holder hereby agrees that it will not effect any public sale or distribution (including sales pursuant to Rule 144) of Common Stock or New Notes, or any securities convertible into or exchangeable or exercisable for such securities, as applicable, (i) during (A) the ten (10) days prior to and the 90-day period beginning on the effective date of the registration of such Registrable Securities in connection with an Underwritten Offering or (B) such shorter period as the underwriters participating in such Underwritten Offering may require, and (ii) upon notice from the Company of the commencement of an underwritten distribution in connection with any Shelf Registration, during (A) ten (10) days prior to and the 90-day period beginning on the date of commencement of such distribution or (B) such shorter period as the underwriters participating in such underwritten distribution may require (each, a “Lock-Up Period”), in each case except as part of such Underwritten Registration, and in each case (w) only if the underwriters managing the registered public offering request such Lock-Up Period, (x) only if such Lock-Up Period is applicable to the Company, (y) in the case of Common Stock where the Company is not offering any shares of Common Stock, only if the Lock-Up Period is applicable to each holder of 10% or more of the issued and outstanding Common Stock and to all of the executive officers and directors of the Company (in the case of executive officers and directors, subject to customary exceptions) and (z) in the case of Common Stock where the Company is offering any shares of Common Stock, the Lock-Up Period is applicable to the executive officers and directors of the Company (subject to customary exceptions); provided, however, that the Lock-Up Period shall only apply to the class of Registrable Securities which are being offered pursuant to such Underwritten Offering or distribution, or such Shelf Registration, as the case may be. Each holder of Registrable Securities agrees to execute a lock-up agreement in favor of the Company’s underwriters in form and substance reasonably acceptable to the Company and the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant offering shall be third party beneficiaries of this Section 3(a). The lock-up restrictions set forth in this Section 3(a) will no longer apply to an Eligible Holder once such Eligible Holder, together with its Affiliates, holds less than five percent (5%) of the issued and outstanding Common Stock.
               (b) The Company. The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8, Form S-4 or any successor forms), during (i) with respect to any Underwritten Offering pursuant to a Demand Registration or any Piggyback Registration in which the holders of Common Registrable Securities are participating, the ten (10) days prior to and the 90-day period beginning on the effective date of such registration, and (ii) upon notice from any holder(s) of Common Registrable Securities subject to a Shelf Registration that such holder(s) intend to effect Underwritten Offering of Common Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other Eligible Holders of Common Registrable Securities of the date of commencement of such Underwritten Offering), the ten (10) days prior to and the 90-day period beginning on the date of commencement of such Underwritten Offering.
          4. Registration Procedures. Whenever Registrable Securities are to be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (subject to the terms hereof), and pursuant thereto the Company shall:
               (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective within ninety (90) days of the initial filing thereof. Before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to one firm of counsel selected by the holders of a majority of the

Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel within three (3) business days of receipt of such documents by such counsel; provided, however, that in no event shall the Company be required to provide counsel for such holders any Exchange Act Document prior to its filing other than in connection with an Underwritten Offering;
               (b) in the case of a Demand Registration, use its commercially reasonable efforts to prepare and file with the Commission a Registration Statement with respect to such Registrable Securities within sixty (60) days of its receipt of a Demand Notice and use its commercially reasonable efforts to cause such Registration Statement to become effective within ninety (90) days of the initial filing thereof. Before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to one firm of counsel selected by the holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel within three (3) business days of receipt of such documents by such counsel; provided, however, that in no event shall the Company be required to provide counsel for such holders any Exchange Act Document prior to its filing other than in connection with an Underwritten Offering;
               (c) notify each Eligible Holder of Registrable Securities of the effectiveness of each Registration Statement filed hereunder and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one-hundred twenty (120) days (or, if sooner, until all Registrable Securities have been sold under such Registration Statement) (or, in the case of a Shelf Registration, a period ending on the date on which all Registrable Securities have been sold pursuant to the Shelf Registration) and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement (in each case subject to any Suspension Period);
               (d) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
               (e) use its commercially reasonable efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);
               (f) notify each seller of such Registrable Securities and any managing underwriter (i) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act (A) upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such seller and subject to any Suspension Period, the Company shall promptly prepare a supplement or amendment to such Prospectus and file it with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus as so amended or supplemented shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) as soon as the Company becomes aware of any request by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (ii) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or any post-effective amendment thereto has become effective;
               (g) use its commercially reasonable efforts to cause all such Registrable Securities (i) if either the Common Stock or New Notes are then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included, and (ii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;
               (h) provide and cause to be maintained a transfer agent and registrar chosen by the Company for all such Registrable Securities from and after the effective date of such Registration Statement;
               (i) enter into such customary agreements (including underwriting agreements in customary form, provided that the Company’s indemnity and contribution obligations (and related procedures) to any Person in any underwriting or similar agreement shall be substantially equivalent to the provisions of Section 7) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
               (j) for a reasonable period prior to the filing of any Registration Statement or a Shelf Takedown, as applicable, pursuant to this Agreement, make available for review by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, one firm of counsel for all of the Eligible Holders and one firm of counsel representing any underwriters and any one firm of accountants retained by either the Eligible Holders or any underwriters, copies of all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply copies of all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the requesting party or any such seller of Registrable Securities, underwriter, attorney, accountant or other agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party (other than as a result of a breach of such confidentiality provisions) without an accompanying obligation of confidentiality;
               (k) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, after the effective date of any Registration Statement, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
               (l) permit any Eligible Holder of Registrable Securities, any underwriter participating in any disposition pursuant to a Registration Statement, attorneys from one firm of counsel for all of the Eligible Holders and one firm of counsel representing any underwriters, and accountants from one firm of accountants retained by either the Eligible Holders of Registrable Securities or any underwriters, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable, and to require the insertion therein of information regarding the sellers, the underwriters or the plan of disposition of the Registrable Securities, furnished to the Company in writing, which in the reasonable judgment of such holders or underwriters and their respective counsel should be included;
               (m) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;
               (n) obtain and furnish to each such holder of Registrable Securities a copy of a signed counterpart of (i) a cold comfort letter from the Company’s independent public accountants and (ii) a legal opinion of counsel to the Company addressed to such holders of Registrable Securities, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriter and/or holders of a majority of the Registrable Securities being sold reasonably request;
               (o) promptly notify in writing the Eligible Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (i) when such Registration Statement or the Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (ii) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;
               (p) (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective (subject to any Suspension Period) for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (iv) provide additional information related to each Registration Statement as requested by the Commission or any Federal or state governmental authority; and (v) if the holders of a majority of the Registrable Securities participating in a Demand Registration so request, request acceleration of effectiveness from the Commission of the Demand Registration and any post-effective amendments thereto, if any are filed; provided, however, that at the time of such request, the Company does not in good faith believe that it is necessary to amend further the Registration Statement in order to comply with the provisions of this subparagraph;
               (q) cooperate with each Eligible Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA;
               (r) use its commercially reasonable efforts to assist an Eligible Holder in facilitating private sales of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by such Eligible Holder (so long as the Company believes that such private sales comply with the Securities Act); and
               (s) use its reasonable best efforts to take all other actions reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.
          5. Information from Eligible Holders; Obligations of Eligible Holders.
               (a) It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any Eligible Holder that has requested inclusion of its

Registrable Securities in any Registration Statement or Prospectus, as the case may be, that such Eligible Holder shall take the actions described in this Section 5.
               (b) Each Eligible Holder that has requested inclusion of its Registrable Securities in any Registration Statement shall furnish to the Company (as a condition precedent to such Eligible Holder’s participation in such registration) a Questionnaire. Each Eligible Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Eligible Holder not misleading, any other information regarding such Eligible Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Registration Statement under applicable law or regulation or pursuant to comments from the staff of the Commission and any information otherwise reasonably required by the Company to comply with applicable law or regulations.
               (c) Each Eligible Holder shall promptly (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, Issuer Free Writing Prospectus or other Free Writing Prospectus regarding such Eligible Holder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or Free Writing Prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus.
               (d) With respect to any Registration Statement for an Underwritten Offering, the inclusion of an Eligible Holder’s Registrable Securities therein shall be conditioned, at the managing underwriter’s request, upon the execution and delivery by such holder of an underwriting agreement; provided that the underwriting agreement is in customary form and reasonably acceptable to Company and the majority of Eligible Holders of the Registrable Securities to be included in the Underwritten Offering.
               (e) Each Eligible Holder shall use commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement.
               (f) Each Eligible Holder agrees that no Eligible Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto unless such Eligible Holder has furnished the Company with the Questionnaire and any other information relating to such Eligible Holder reasonably requested by the Company and customarily required for offerings and/or resales of the type contemplated by the Registration Statement.
          6. Registration Expenses. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities shall be borne by the Eligible Holders of such Registrable Securities pro rata on the basis of the amount of Registrable Securities sold; provided, however, that the Company shall pay the reasonable fees and expenses of one firm of counsel selected by the holders of a majority of the

Registrable Securities covered by (i) the first Shelf Registration Statement filed by the Company pursuant to this Agreement up to a maximum amount of $75,000 and (ii) each other Registration Statement up to a maximum amount of $25,000 per Registration Statement subject to an aggregate maximum amount of $200,000 for all such Registration Statements.
          7. Indemnification; Contribution.
               (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each (i) Eligible Holder of Registrable Securities, (ii) each Person that controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Eligible Holder and (iii) the respective directors, officers, partners, employees, legal counsel, accountants and agents of such Eligible Holder and controlling Person (collectively, “Holder Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorney’s fees and disbursements and reasonable expenses of investigation (collectively, “Losses”), caused by any (A) untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any Free Writing Prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the Company shall not be liable to any Holder Indemnified Party for any Losses that are (x) caused by or contained in any information furnished in writing to the Company by or on behalf of a Holder Indemnified Party or any underwriter expressly for use in any Registration Statement, Prospectus or preliminary Prospectus or amendment or supplement thereto or any Free Writing Prospectus or (y) caused by such Holder Indemnified Party’s or any underwriter’s failure to deliver a copy of the Registration Statement, Prospectus or preliminary Prospectus or amendment or supplement thereto or any Free Writing Prospectus after the Company has furnished such Holder Indemnified Party or such underwriter in a timely manner with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company shall indemnify such underwriters, each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and each of their respective directors, officers, partners and employees to the same extent as provided above with respect to the indemnification of the Eligible Holders of Registrable Securities.
               (b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, Prospectus or preliminary Prospectus or amendment or supplement thereto or any Free Writing Prospectus and shall indemnify and hold harmless, to the extent permitted by law, (i) the Company, (ii) each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, (iii) each other holder of Registrable Securities participating in any such offering and (iv) the respective directors, officers, partners, employees, legal counsel, accountants and agents of each of the Persons specified in the foregoing clauses (i) through (iii), from and against any and all Losses caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any Free Writing Prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by or on behalf of such holder expressly for use in such Registration Statement, Prospectus, preliminary Prospectus or amendment or supplement thereto or such Free Writing Prospectus; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. In connection with an Underwritten Offering by the Company or any holder of the Company’s securities other than an Eligible Holder, a holder of Registrable Securities participating therein shall indemnify such underwriters, each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and each of their respective directors, officers, partners and employees to the same extent as provided above with respect to the indemnification of the Company and the other holders.
               (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel (plus one (1) local counsel in each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
               (d) The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (x) the indemnifying party agrees to pay the same, (y) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (z) the indemnified party reasonably believes that the joint representation of the indemnified party and any other party in such proceeding (including the indemnifying party) would be inappropriate under applicable standards of professional conduct. In the case of clause (y) above and (z) above, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party. The rights afforded to any indemnified party hereunder shall be in addition to any rights that such indemnified party may have at common law, by separate agreement or otherwise.
               (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any Person that controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such indemnified party and the respective directors, officers, partners, employees, legal counsel, accountants and agents of such indemnified party and controlling Person and shall survive the transfer of Registrable Securities.
               (f) If the indemnification required by this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party hereunder in respect of any Losses, referred to in this Section 7:
                    (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action in question. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in Section 7(a) and Section 7(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
                    (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(f) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7(f)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          8. Participation in Underwritten Registrations.
               (a) No Person may participate in any registration hereunder which is an Underwritten Registration or Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any Underwritten Registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (x) such holder’s ownership of its Registrable Securities to be sold or transferred, (y) such holder’s power and authority to effect such transfer and (z) such matters pertaining to compliance with securities laws as may be reasonably requested) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 7(b), or to the underwriters with respect thereto, except to the extent of the indemnification being given to the Company and its controlling Persons in Section 7(b).
               (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(i), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement (including any Shelf Registration) until such Person’s receipt of (i) copies of a supplemented or amended Prospectus from the Company or (ii) further notice from the Company that distributions can proceed without an amended or supplemented Prospectus, and, in the circumstances described in clause (i), if so directed by the Company, such holder will deliver to the Company (at its expense) all copies in such holder’s possession (other than permanent file copies or copies required under such holder’s customary document retention policies), of the Prospectus covering the Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(c) during which a Registration Statement is to remain effective shall, to the extent possible, be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(f) or (y) the notice described in clause (ii).
          9. Free Writing Prospectuses. Except for a Prospectus, an Issuer Free Writing Prospectus or other materials prepared by the Company, each Eligible Holder represents and agrees that it (i) shall not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, and (ii) has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock or New Notes, in each case without the prior written consent of the Company and, in connection with any Underwritten Offering, the underwriters.
          10. Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Eligible Holders the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit an Eligible Holder to sell securities of the Company to the public without registration, the Company covenants that it will use its reasonable best efforts to (i) timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and (ii) take such action as each Eligible Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act), at all times, all to the extent required from time to time to enable such Eligible Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time, or (y) any other rules or regulations now existing or hereafter adopted by the Commission.
          11. Effective Time. This Agreement shall be effective in accordance with the terms and conditions set forth in the Plan and the confirmation order related thereto.
          12. Transfer of Registration Rights. The rights of an Eligible Holder hereunder may be assigned on a pro rata basis in connection with any transfer or assignment of Registrable Securities to any transferee or assignee provided that all of the following additional conditions are satisfied: (a) immediately after such transfer, such Registrable Securities continue to be Registrable Securities (taking into account the manner of transfer or assignment of the Registrable Securities and the fact that such Registrable Securities are held by such transferee or assignee); (b) such transfer or assignment is effected in accordance with applicable securities laws; (c) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; (d) such transferee or assignee provides to the Company all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the Company in connection with registration of the Registrable Securities; and (e) the Company is given written notice by such Eligible Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the type and amount of Registrable Securities with respect to which such rights are being transferred or assigned.
          13. Definitions.
          “Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.
          “Agreement” has the meaning specified in the first paragraph hereof.
          “Bankruptcy Code” means chapter 11 of title 11 of the United States Code.
          “Board” means the board of directors of the Company.
          “Commission” means the United States Securities and Exchange Commission or any successor governmental agency.
          “Common Registrable Securities” means any shares of Common Stock (i) issued on or after the Effective Date to Eligible Holders who are parties hereto as of the Effective Date or become a party hereto or (ii) held or deemed to be held by Eligible Holders, including any Common Stock issued pursuant to the Plan, upon the conversion or exercise of any other securities, and any Common Stock issued or issuable with respect to any of the foregoing securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or upon conversion or exercise of any such securities; provided that such securities shall cease to be Common Registrable Securities when they have (A) been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (B) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule promulgated by the Commission then in force), or (C) cease to be outstanding.

          “Common Stock” means the common stock, par value $.001 per share, of the Company, having the rights and preferences set forth with respect thereto in the Second Amended and Restated Certificate of Incorporation of the Company, as further amended and restated from time to time, and any such security into which such common stock shall have been converted or exchanged or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any additional shares received in connection therewith by way of a stock dividend or stock split.
          “Company” has the meaning specified in the first paragraph hereof.
          “Company Notice” has the meaning specified in Section 1(b).
          “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.
          “Demand Notice” has the meaning specified in Section 1(b).
          “Demand Registration” has the meaning specified in Section 1(a).
          “Demand Registration Actions” has the meaning specified in Section 1(e)(ii).
          “Demand Request” has the meaning specified in Section 1(a).
          “Demand Suspension Notice” has the meaning specified in Section 1(e)(ii).
          “Demand Suspension Period” has the meaning specified in Section 1(e)(ii).
          “Effective Date” has the meaning assigned to such term in the Plan.
          “Eligible Holders” means (a) any holder of Securities which were acquired directly through distributions under the Plan who (i) together with its Affiliates, owns 10% or more of the outstanding Common Stock as a result of such distribution immediately following such distribution under the Plan or (ii) provides to the Company a written opinion of counsel (in reasonable and customary form) concluding that such holder is, or is reasonably likely to be, deemed an “underwriter” under Section 1145(b)(1) of the Bankruptcy Code and (b) any Person who acquires Registrable Securities from an Eligible Holder in compliance with the requirements of Section 12 where such Registrable Securities continue to be Registrable Securities after such acquisition (taking into account the manner of transfer of such Registrable Securities to such Person and the fact that such Registrable Securities are held by such Person).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          “Exchange Act Document” means any materials, information or document required to be filed by the Company pursuant to the Exchange Act and the rules and regulations promulgated thereunder as in effect from time to time.

          “FINRA” means the Financial Industry Regulatory Authority.
          “Form S-1 Shelf” has the meaning specified in Section 1(c)(i).
          “Form S-3 Shelf” has the meaning specified in Section 1(c)(i).
          “Free Writing Prospectus” means a “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Registrable Securities included in the applicable registration.
          “Holder Indemnified Parties” has the meaning specified in Section 7(a).
          “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act.
          “Lock-Up Period” has the meaning specified in Section 3(a).
          “Losses” has the meaning specified in Section 7(a).
          “New Notes” has the meaning set forth in the second recital to this Agreement.
          “Noteholders” has the meaning set forth in the second recital to this Agreement.
          “Notes Registrable Securities” means any of the New Notes (i) issued on or after the Effective Date to Eligible Holders who are parties hereto as of the Effective Date or become a party hereto or (ii) held or deemed to be held by Eligible Holders, including any New Notes issued pursuant to the Plan; provided that such New Notes shall cease to be Notes Registrable Securities when they have (A) been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (B) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule promulgated by the Commission then in force) or (C) cease to be outstanding.
          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Piggyback Registration” has the meaning specified in Section 2(a).
          “Plan” has the meaning specified in the first recital of this Agreement.
          “principal amount” shall mean the aggregate principal amount (including accreted amounts and additional principal amount resulting from payment-in-kind interest) outstanding at such date of either New Notes or Notes Registrable Securities.
          “Prospectus” means the Prospectus relating to the Registrable Securities included in the applicable Registration Statement, and any such Prospectus as supplemented by any and all supplements thereto and as amended by any and all amendments (including post effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Questionnaire” has the meaning set forth in Section 1(c)(iii).
          “Registrable Securities” means, collectively, the Common Registrable Securities and the Notes Registrable Securities.
          “Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including, without limitation, (i) Commission, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and (vii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether any Registration Statement filed in connection with such registration is declared effective. “Registration Expenses” shall also include the fees, charges and disbursements of one firm of counsel to all of the Eligible Holders participating in any underwritten public offering pursuant to this Agreement (which shall be selected by the holders of a majority of the Registrable Securities participating in a Registration Statement and which shall be reasonably acceptable to the Company).
          “Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.
          “Securities” has the meaning set forth in the second recital to this Agreement.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Eligible Holders and any other expenses of the Eligible Holders, including legal expenses, not included within the definition of Registration Expenses.
          “Shelf” has the meaning specified in Section 1(c)(i).
          “Shelf Registration Actions” has the meaning specified in Section 1(c)(iv).

          “Shelf Registration Statement” means a Registration Statement on an appropriate form filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) and all amendments and supplements thereto.
          “Shelf Suspension Notice” has the meaning specified in Section 1(c)(iv).
          “Shelf Suspension Period” has the meaning specified in Section 1(c)(iv).
          “Shelf Takedown” has the meaning specified in Section 2(a).
          “Short-Form Registration” has the meaning specified in Section 1(a).
          “Suspension Notice” means a Demand Suspension Notice or Shelf Suspension Notice.
          “Suspension Period” means a Demand Suspension Period or Shelf Suspension Period.
          “Underwritten Registration” or “Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.
          “Valid Business Reason” has the meaning specified in Section 1(c)(iv).
          14. Amendment, Modification and Waivers; Further Assurances
               (a) Amendment. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, and any provision set forth herein for the benefit of the Eligible Holders may be waived, only if the Company shall have obtained the prior written consent of the Eligible Holders holding at least a majority (i) of the Common Registrable Securities then outstanding and/or (ii) in principal amount of the Notes Registrable Securities, in each case who are affected by such amendment, action or omission to act; provided that if any such amendment or waiver is to a provision in this Agreement that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment or waiver shall not be effective unless such vote is obtained with respect to such amendment or waiver.
               (b) Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.
               (c) Further Assurances.

                    (i) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.
                    (ii) Notwithstanding Section 14(c)(i), each Eligible Holder shall cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Eligible Holder has notified the Company in writing of such Eligible Holder’s irrevocable election to exclude all of such Eligible Holder’s Registrable Securities from such Registration Statement.
          15. Miscellaneous.
               (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is materially inconsistent with or materially violates the rights granted to the holders of Registrable Securities in this Agreement.
               (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration.
               (c) Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any material breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any material breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any material breach of this Agreement (each of which elements the parties admit).
               (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns or transferees of the parties hereto (including any trustee in bankruptcy) whether so expressed or not.
               (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
               (g) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
               (h) Governing Law; Consent to Jurisdiction. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
          To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the U.S. District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other state or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
               (i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York, New York time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any holder of Registrable Securities at the address set forth on Schedule I, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:

R.H. Donnelley Corporation
1001 Winstead Drive
Cary, North Carolina 27513
	Attn.:	Mark W. Hianik
Senior Vice President, General Counsel,
and Corporate Secretary
Facsimile: (919) 297-1518

with a copy to:	Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
	Attn:	Larry A. Barden
Kevin F. Blatchford
Facsimile: (312) 853-7036
If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.
               (j) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
               (k) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER

IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14(k) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
               (l) Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.
               (m) Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.
               (n) Entire Agreement. This Agreement, together with the exhibits and schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

R.H. DONNELLEY CORPORATION

By:

Its:

[ELIGIBLE HOLDER]

By:

Its:

SCHEDULE I
ELIGIBLE HOLDERS
Schedule I-1

EXHIBIT A
Form of Selling Securityholder Notice and Questionnaire
          The undersigned beneficial owner (the “Selling Securityholder”) of common stock or 12/14% Senior Subordinated Notes due 2017 (the “Registrable Securities”) of R.H. Donnelley Corporation (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of [_____] (the “Registration Rights Agreement”), among the Company and the Eligible Holders referred to therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
NOTICE
          The undersigned Selling Securityholder of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.
          Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire, subject to the limitations and conditions set forth in Section 7 of the Registration Rights Agreement.
          The undersigned Selling Securityholder is furnishing this Notice and Questionnaire in connection with a Demand Registration, as that term is defined in the Registration Rights Agreement:
Yes    ☐        No      ☐
          The undersigned Selling Securityholder is furnishing this Notice and Questionnaire in connection with a Shelf Registration, as that term is defined in the Registration Rights Agreement:
Yes    ☐        No       ☐
          The undersigned Selling Securityholder is furnishing this Notice and Questionnaire in connection with a Piggyback Registration, as that term is defined in the Registration Rights Agreement:
Exhibit A-1

Yes    ☐        No       ☐
          The undersigned Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:
QUESTIONNAIRE
1.	Name.
(a)	Full Legal Name of Selling Securityholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full Legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

(d)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Email:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:
Exhibit A-4

4.	Broker Dealer Status:
(a)	Are you a broker dealer?
Yes    ☐        No       ☐
Note: If yes, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	If you are a registered broker dealer, do you consent to being named as an underwriter in the Registration Statement?
Yes    ☐        No       ☐
(c)	Are you an affiliate of a broker dealer?
Yes    ☐        No       ☐
If yes, please identify the registered broker dealer with whom the Selling Securityholder is affiliated and the nature of the affiliation:

(d)	If you are an affiliate of a broker dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes    ☐        No       ☐
Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.
Except as set forth below in this Item 5, the undersigned Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
Type and Amount of Other Securities beneficially owned by the Selling Securityholder:
Exhibit A-4

6.	Relationships with the Company:
Except as set forth below, neither the undersigned Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and at any time while the Registration Statement remains in effect.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:

Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Exhibit A-4